Exhibit 10.1

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE (this “Agreement”) is made and entered into as of August 19 , 2025 (the “Effective Date”) by and between 218 LLC, a Tennessee limited liability company (“Seller”), and American Rebel Holdings, Inc., a Nevada corporation (“Buyer”).

In consideration of the mutual covenants, undertakings and agreements contained below, Seller and Buyer covenant, undertake and agree as follows:

Section 1. Agreement to Sell and Purchase. Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase and accept from Seller, for the Purchase Price (as hereinafter defined) on and subject to the terms and conditions set forth in this Agreement, and subject to all matters of record except any Monetary Liens, all of Seller’s right, title and interest in and to the following.

A. The real property (collectively, the “Real Property”) known as an approximately 20,829 square foot four (4) story commercial retail building located at 218 3rd Avenue North, Nashville, Tennessee 37201, as more particularly described on Exhibit “A” attached hereto and made a part hereof, together with all right, title and interest of Seller in and to all rights and appurtenances pertaining to such real property, including, without limitation, any and all right, title and interest of Seller in and to adjacent public roads, alleys, easements, streets and ways, all strips or gores, if any, between such Land and adjoining properties, any and all water rights, air rights, oil, gas and mineral rights, signage rights and any other rights, privileges and appurtenances in any way related to or for the benefit of the foregoing Real Property;

B. The Real Property consists of four floors, including a basement level, as more particularly described here:

1. Floor 1 consists of a street level retail space. The retail space is currently under a long-term lease (8 years remaining on a 15-year lease) with The Black Rabbit.

2. Floor 2 consists of furnished lofts. All furniture in the lofts are included in sale of the Real Property.

3. Floor 3 consists of furnished lofts. All furniture in the lofts are included in sale of the Real Property.

4. Floor 4 is prepped for build-out, with approved plans and permits in place, allowing Buyer to add an additional floor and a rooftop deck.

C. All roads, streets, alleys, water rights, air rights, including six stories of coveted air rights, in accordance with Davidson County’s downtown building regulations, oil, gas and mineral rights, signage rights and privileges, association rights, easements and any other rights, privileges and appurtenances in any way related to or for the benefit of or belonging or appurtenant to the Real Property;

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D. All buildings, fixtures, parking areas, mechanical systems and other improvements (“Improvements”) located on the Real Property, if any; and

E. All licenses, permits, approvals, variances and similar documents, certificates of occupancy, claims, development rights, utility capacity reservations, entitlements, environmental permits, conditional use permits, and approvals whether governmental, regulatory, or otherwise, relating to the use, operation, or maintenance of the Property and any surveys in Seller’s or Seller’s representatives’ possession or control with respect to the Real Property, to the extent assignable without material expense to Seller (the “Permits”), subject to the provisions of applicable legal requirements.

All of the above-described property interests are collectively referred to herein as the “Property.” Notwithstanding anything contained herein to the contrary, the Property does not include, and Seller will not convey to Buyer (and may expressly exclude from any conveyance document) the following, (i) any documents, materials or information that are subject to attorney/client work product or similar privilege, that constitute attorney communications with respect to the Property and/or Seller, or that are subject to a confidentiality agreement, (ii) any documents containing proprietary information or the intellectual property of Seller, and (iii) documents other than Property Documents. “Property Documents” shall mean documents related to the development and maintenance of the Property, including, (i) operational records, (ii) leases, (iii) vendor contracts, and (iv) financials during due diligence.

F. Definitions. Certain capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Appendix attached hereto and incorporated by reference herein.

Section 2. Purchase Price, Financing and Deposit.

A. Purchase Price. The total purchase price for the Real Property (the “Purchase Price”) shall be Twelve Million and 00/100 Dollars ($12,00,000.00), in immediate available funds at Closing. In addition, Seller, shall receive shares of Buyer company stock having an agreed valve of Two Million One Hundred Thousand and 00/100 Dollars ($2,100,000.00) (the “Stock Consideration”) at the expiration of the Due Diligence Period, hereinafter defined.

B. Payment Terms. The Purchase Price and Stock Consideration shall be allocated as described:

1. Installment Payments. Three Hundred Thousand and 00/100 Dollars ($300,000.00) of the Purchase Price shall be payable in three (3) non-refundable One Hundred Thousand and 00/100 Dollar ($100,000.00) installments.

a. The first (1st) One Hundred Thousand and 00/100 Dollar ($100,000.00) installment shall be payable thirty (30) days following execution of this Agreement.

b. The second (2nd) One Hundred Thousand and 00/100 Dollar ($100,000.00) installment shall be payable sixty (60) days following execution of this Agreement.

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c. The third (3rd) One Hundred Thousand and 00/100 Dollar ($100,000.00) installment shall be payable ninety (90) days following execution of this Agreement.

2. Stock Consideration. Two Million One Hundred Thousand and 00/100 Dollars ($2,100,000.00) of the Purchase Price shall be paid through the issuance of the Stock Consideration, delivered at the expiration of the Due Diligence Period hereinafter defined, pursuant to the following terms:

a. Within fifteen (15) business days of the execution of this Agreement, Buyer shall prepare and file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (SEC).

b. The registration price shall be a fixed price of One Dollar and 25/100 Dollars ($1.25), per share.

c. The Buyer shall issue One Million Six Hundred Eighty Thousand (1,680,000) shares.

d. Buyer shall include the shares representing the interest and principal on the Note, hereinbelow described, in the Registration Statement, pursuant to Section 2(B)(3)(b)-(c) of this Agreement.

e. The Stock Consideration shall be released at Closing.

3. Promissory Note. Eleven Million Seven Hundred Thousand ($11,700,000.00) in the form of a twelve-month secured promissory note held by Seller (the “Note”), which shall be executed no later than August 22, 2025, pursuant to the following terms:

a. Principal on the Note shall be paid by the transfer and delivery of Nine Million Three Hundred Sixty Thousand (9,360,000) of Buyer Securities valued at One Dollar and 25/100 Dollars ($1.25) per share.

b. Interest on the Note shall accrue at an annual rate of six percent (6%). Interest shall be paid by the issuance of Buyer Securities in an amount representing the value of the six percent (6%) annual interest on the Note. The registration price shall be a fixed price of One Dollar and 25/100 Dollars ($1.25), per share.

c. All interest and principal due (outside of debt service payments set forth below) shall be due and payable in one (1) balloon payment, subject to the sale of the Buyer Securities as contemplated under this provision.

d. During the term of the Note, Seller may, from time to time, sell the shares in tranches of up to One Million (1,000,000) shares or in amounts that do not exceed a 4.99% beneficial ownership and apply the proceeds towards the principal of the Note.

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e. Once all principal and Interest on the Note are satisfied, any unsold shares received by Seller shall be returned and cancelled, and Buyer shall be relieved of its obligations under the Note.

f. If Seller sells Seller’s entire allocation of the shares received prior to the 12-month maturity date of the Note, Buyer may:

i. Pay the remaining balance on the Note in cash; or

ii. Issue and register additional Buyer Securities to satisfy the outstanding balance on the Note. The number of additional shares to be issued and registered shall be based on the closing market price on the day prior to the filing of the new registration statement.

g. Notwithstanding the foregoing, Buyer may prepay all or any part of the principal of the Note and any interest accrued thereunder, during the term of the Note.

h. Notwithstanding any other provision of this Agreement, if a default occurs as set forth in this Agreement, the Note shall increase in principal amount to 115% of the outstanding amount at the time of said default and become immediately due and payable.

C. Convenience Fee. At Closing, Buyer shall issue to Seller additional common shares in an amount equal to one percent (1%) of the total Fourteen Million One Hundred Thousand and 00/100 Dollars transaction value as a convenience fee.

D. Residuals and Overhead.

a. During the 12-month note period aforementioned, Buyer shall be responsible for all overhead costs, including, but not limited to, maintenance, utilities, insurance, taxes, and payments on the Note, associated with the Real Property. During the 12-month note period aforementioned, Buyer shall receive all residuals in the Real Property.

b. Buyer and Seller acknowledge and agree that they shall work in good faith to transfer the overhead costs and residuals to Buyer during the Due Diligence Period, hereinafter defined. Notwithstanding anything contained herein, Buyer shall remit payment for any overhead costs to the banking institute provided by Seller within five (5) days’ notice of the payments.

c. If the overhead costs exceed the residuals, the excess amount shall be reduced from the Two Million One Hundred Thousand and 00/100 Dollars ($2,100,000.00) paid through the issuance of the Stock Consideration.

Section 3. Buyer’s Due Diligence.

A. Buyer shall have a period of thirty (30) days from the Effective Date of this Agreement (the “Title Review Period”) to review and approve the preliminary title report, including all exceptions, encumbrances, and recorded documents affecting the Property. During the Title Review Period, Seller shall deliver marketable and insurable title, free and clear of liens or encumbrances not otherwise accepted by Buyer. If Seller is unable or unwilling to cure any material defects that prevent conveyance of insurable title, and such issues are not resolved within the Title Review Period, Buyer shall have the right to terminate this agreement.

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B. Buyer shall have a period of thirty (30) days from the Effective Date of this Agreement to complete satisfactory financial and physical due diligence (the “Due Diligence Period”). Buyer reserves the right to terminate this Agreement within the Due Diligence Period.

C. During the Due Diligence Period, Seller shall sell, assign, and deliver to Buyer, and Buyer shall purchase and accept from Seller, all of Seller’s right, title and interest in and to any of the Residuals received each month that are attributable to the Real Property.

D. During the Due Diligence Period, Seller shall sell, assign, and deliver to Buyer, and Buyer shall purchase and accept from Seller, all of Seller’s right, title and interest in and to any of the residuals and overhead received each month that are attributable to the Real Property.

E. Buyer shall not permit any mechanics’ or materialmen’s liens or any other liens to attach to any Property by reason of the performance of any work or the purchase of any materials by Buyer or any other party in connection with any activities conducted by or for Buyer. At Buyer’s sole expense and subject to the below, Buyer and Buyer’s Representatives may, upon 24-hour prior written notice to Seller (which notice may be by email), enter the Real Property for purposes of conducting such non-invasive tests, investigations, surveys and inspections. With respect to any or all such access and entry (“Buyer’s Activities”):

1. Seller shall have the right to be present or to have its representatives present at all times during, and to observe the performance of, any Buyer’s Activities.

2. Buyer or Buyer’s Representatives may, upon 24 hours prior written notice to Seller (which notice may be by email), communicate directly with Tenant, provided that, at Seller’s option, Seller may accompany the Buyer. “Buyer’s Representative” shall mean any direct or indirect owner of any beneficial interest in Buyer, or any officer, director, employee, contractor, agent, representative, consultant, investor or potential investor, lender, potential lender or attorney of Buyer.

3. All Buyer’s Activities shall occur at the sole risk of Buyer and be conducted with commercially reasonable efforts to minimize any disturbance to Seller and any parties claiming by, through or under Seller.

4. All Buyer’s Activities shall be undertaken in full compliance with all applicable federal, state and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders, permits and other such requirements (collectively, “Laws”).

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5. Buyer shall indemnify, hold harmless and, if requested by Seller (in Seller’s sole discretion), defend (with counsel approved by Seller) Seller, together with Seller’s Affiliates (as defined herein), parent and subsidiary entities, successors, assigns, partners, managers, members, employees, officers, directors, trustees, shareholders, counsel, representatives, agents, (collectively, including Seller, “Seller’s Indemnified Parties”), from and against any and all damages, mechanics’ liens, materialmen’s liens, liabilities, penalties, interest, losses, demands, actions, causes of action, claims, costs and expenses (including reasonable attorneys’ fees, including the cost of in-house counsel and appeals) (collectively, “Losses”) arising from or related to Buyer’s or Buyer’s Representatives’ entry onto the Property, and any acts or omissions by Buyer or Buyer’s Representatives with respect to such Property prior to Closing or otherwise, unless caused by the gross negligence, willful misconduct or intentional acts or omissions of Seller, its agents or contractors.

6. Buyer shall, at its sole cost and expense, promptly repair any physical damage to the Property caused by any Buyer’s Activities and restore the Property to substantially the same condition as existed immediately prior to Buyer’s Activities.

7. Buyer shall maintain and cause its consultants to maintain (a) casualty insurance and commercial general liability insurance with coverages of not less than $8,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $1,000,000.00 with respect to property damage, with Seller named as additional insured, and (b) worker’s compensation insurance for all of their respective employees in accordance with the law of the State of Tennessee. Buyer’s insurance provided hereunder shall be primary and noncontributing with any other insurance available to Seller. Buyer shall deliver proof of the insurance coverage required pursuant to this Section to Seller (in the form of a certificate of insurance) prior to Buyer’s or Buyer’s consultants’ entry onto any of the Property. Buyer shall name Seller as additional insured until the Closing of this transaction.

Section 4. Title Matters; Tenant Estoppel Certificate.

A. The parties acknowledge that Buyer will obtain an Owner’s Commitment for Title Insurance (the “Title Commitment”) from First American Title Insurance Company (the “Title Company”) which Title Commitment shall bind the Title Company to issue at Closing an Owner’s Policy of Title Insurance on the standard form of policy prescribed for use in the State of Tennessee in the full amount of the Purchase Price (the “Owner Policy”); together with a legible copy of all documents referred to in the Title Commitment, including but not limited to plats, reservations, restrictions, and easements, and an ALTA land survey for the Property.

B. Seller shall promptly submit to the Tenant an estoppel certificate as prepared by Seller with Buyer’s confirmation and in compliance with the Lease (the “Estoppel”). In addition, Seller shall, if requested by Buyer, deliver Buyer’s lender’s form of subordination, non-disturbance and attornment agreement (an “SNDA”) to the Tenant in compliance with the Lease. Seller shall make commercially reasonable efforts to obtain and deliver to Buyer the Estoppel; “commercially reasonable efforts” shall include delivering a written request for the Estoppel to the Tenant within five (5) business days after the Effective Date and delivering a second written request, if necessary, ten (10) business days prior to the Closing Date. Obtaining the Estoppel shall be a condition of Buyer to Closing, but Seller shall not incur any liability for failing to obtain such Estoppel, nor shall such failure be a Seller default hereunder. Seller shall not be required to follow up on the requests to obtain the signed SNDA, spend any money, commence any action against the Tenant, or take any other action except as expressly set forth herein. Buyer may contact the Tenant regarding the Lease upon not less than 24 hours’ notice to Seller and Seller shall have the right to be present for any such meetings or discussions.

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C. Seller shall satisfy, at or prior to Closing, any deeds of trust and other voluntary liens or encumbrances securing monetary obligations of Seller, including, without limitation, all liens, monetary judgments, mortgages, deeds of trust, any mechanic’s and materialmen’s liens, financing statements and other security interests encumbering the Real Property arising by or through Seller, or any mechanic’s, materialmen’s or other liens against Seller’s interest in the Property on account of work, labor, materials, equipment, supplies or services (excluding the lien of non-delinquent real estate taxes and assessments) (the “Monetary Liens”).

Section 5. Closing.

A. The Closing (“Closing”) of the sale of the Property by Seller to Buyer shall occur in the office of the Escrow Agent or at such other location as determined by Buyer no later than August 1st, 2026, unless such date is changed in writing, signed by Seller and Buyer.

B. At the Closing, all of the following shall occur, all of which shall be deemed concurrent conditions:

1. Seller, at Seller’s sole cost and expense, shall deliver or cause to be delivered to Escrow Agent the following:

a. A Special Warranty Deed (“Special Warranty Deed”), in substantially the form attached hereto as Exhibit “B” and made a part hereof, duly executed and acknowledged by Seller, conveying to Buyer title to the Property, subject to all matters of record except Monetary Liens, which Seller shall satisfy on or prior to Closing.

b. A Bill of Sale and Assignment for the Personal Property (without warranties or representations) and the Permits in substantially the form attached hereto as Exhibit “C” and made a part hereof (the “Bill of Sale”) duly executed by Seller;

c. Completed and executed conveyance tax forms for the State of Tennessee, if any;

d. The Settlement Statement (as defined herein) duly executed by Seller;

e. Evidence reasonably satisfactory to the Title Company that the person executing the closing documents on behalf of Seller has full right, power, and authority to do so;

f. A statement meeting the requirements of Section 1.1445-2(b) of the Treasury Regulations promulgated under the Code, to the effect that Seller (or the income tax owner of Seller) is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”);

g. An owner’s affidavit in customary form and substance, sufficient for the Title Company to issue the Owner’s Policy, affirming that (i) no individual, entity or governmental authority is either in possession of the Property or has a possessory interest or claim in the Property, subject to the Lease and the Tenant’s rights thereunder; and (ii) no improvements to the Property have been made at the direction of Seller for which payment has not been made; and

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h. Such information as Escrow Agent may reasonably require in order to prepare a closing statement showing the Purchase Price and any adjustments thereto (the “Settlement Statement”).

2. Buyer, at Buyer’s sole cost and expense, shall deliver or cause to be delivered to Escrow Agent the following:

a. A wire transfer, payable to the order of the Escrow Agent in an amount of money equal to the Purchase Price less the Deposit, subject to adjustments as provided in this Section 5;

b. Evidence reasonably satisfactory to Seller and the Title Company that the person executing the closing documents on behalf of Buyer has full right, power, and authority to do so;

c. The Settlement Statement duly executed by Buyer; d. Such information as Escrow Agent may reasonably require in order to prepare the Settlement Statement; and

e. Such other documents and agreements as may be reasonably required to consummate the transaction contemplated hereby.

3. Seller and Buyer shall each pay their respective attorneys’ fees. Seller shall pay the escrow fees, if any. Seller shall pay the transfer tax on the recording of the Deed. In addition, Seller shall pay all other closing fees and costs including recording fees in connection with the recording of the Deed and any premiums or costs associated with the Title Commitment, Owners Policy and any lender’s policy.

C. All real estate taxes and assessments and personal property taxes relating to the Property are required to be paid by Buyer and shall not be prorated.

D. All utilities, insurance premiums and maintenance expenses relating to the Property are required to be paid by the Buyer and shall not be prorated.

E. This Section 5 shall survive Closing.

Section 6. Conditions to Performance.

A. Buyer’s obligation to consummate the transaction contemplated hereunder is expressly subject to the satisfaction (or waiver by Buyer) of the following conditions as of the Closing Date (“Buyer’s Closing Conditions”):

1. Seller’s Representations and warranties set forth herein continue to be true and accurate in all material respects;

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2. There is no material breach of Seller’s covenants as set forth herein that has not been cured prior to Closing; and

3. Seller has materially performed all of its obligations hereunder, including, but not limited to, the closing documents/deliveries described in Section 5.B.1 and the delivery of the Estoppel.

B. Notwithstanding Buyer’s Closing Conditions above, Seller’s obligation to consummate the transaction contemplated hereunder is expressly subject to the satisfaction by Buyer (or waiver by Seller) of the following conditions as of Closing (“Seller’s Closing Conditions”):

1. Buyer’s representations and warranties set forth herein continue to be true and accurate in all material respects;

2. There is no material breach of Buyer’s covenants as set forth herein; and

3. Buyer has materially performed all of its obligations hereunder, including, but not limited to, the closing documents/deliveries described in Section 5.B.2.

The above conditions precedent may be waived only by the party in whose favor they run, which waiver may be granted or withheld by such party in its sole discretion. If any condition precedent under this Agreement has not been satisfied as of the Closing Date or waived by the party in whose favor the condition precedent runs, such party shall be entitled, in its sole discretion, to terminate this Agreement by giving the other party and the Escrow Agent written notice to such effect, whereupon the Escrow Agent shall release the Deposit to Seller, in the event of a failure of Seller’s Closing Conditions and a corresponding termination by Seller pursuant to Section 17.A. Upon a termination pursuant to the immediately preceding sentence, the parties shall have no further rights or liabilities under this Agreement except with respect to the Surviving Obligations.

Section 7. AS IS SALE.

A. Buyer acknowledges that, except as expressly set forth in this Agreement, Seller makes no representations or warranties regarding the condition of the Property, and Buyer agrees to accept the Property at Closing in its existing “AS IS, WHERE IS, WITH ALL FAULTS” condition. Buyer shall have the right, at its sole cost, to conduct such inspections, including environmental assessments, as Buyer deems necessary during the Due Diligence Period, and may terminate this Agreement prior to the expiration of such period if the results are unsatisfactory to Buyer in its sole discretion.

B. Except as expressly represented by Seller herein, Buyer will rely solely on its own investigation of the Property and not on any information provided by Seller, its agents, or its contractors. Seller will not be liable or bound in any way by any oral or written statements, representations or information about the Property or its operation furnished by any party purporting to act on Seller’s behalf.

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C. Buyer acknowledges that the Property may not be in compliance with all Laws that may apply to the Property or any part thereof and to the continued ownership, maintenance, management and repair of the Property (“Requirements”). From and after the Closing, except as expressly set forth in this Agreement, Buyer hereby waives, releases and forever discharges Seller, its respective Affiliates, subsidiaries, officers, directors, shareholders, employees, independent contractors, partners, representatives, agents, successors and assigns, and each of them, from any and all Losses of any kind or nature, actual, contingent, present, future, known or unknown, suspected or unsuspected, including, without limitation, interest, penalties, fines, and attorneys’ and experts’ fees and expenses, whether caused by, arising from, or premised, in whole or in part, upon any Seller’s acts or omissions, and notwithstanding that such acts or omissions are negligent or intentional, or premised in whole or in part on any theory of strict or absolute liability, which Buyer, its successors or assigns or any subsequent Buyer of any of the Property may have or incur in any manner or way connected with, arising from, or related to any of the Property, including without limitation (i) the environmental condition of any of the Property, including the actual or alleged presence of hazardous waste, toxic or other hazardous materials, sinkholes or other karst geological features at, on, under or adjacent to the Property, or (ii) actual or alleged violations of environmental laws, including the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) (42 U.S.C. §9601), or regulations in connection with the Property and/or any Property Conditions. Buyer agrees, represents and warrants that the matters released herein are not limited to matters which are known, disclosed, suspected or foreseeable, and Buyer hereby waives any and all rights and benefits which it now has, or in the future may have, conferred upon Buyer by virtue of the provisions of any Law which would limit or detract from the foregoing general release of known and unknown claims. Buyer shall indemnify and hold harmless Seller and the Seller’s Indemnified Parties from and against any and all Losses arising from or related to the environmental condition of the Property, the Property Conditions, or actual or alleged violations of environmental laws. With respect to Buyer’s waiver of the above and the other waivers by Buyer contained in this Agreement, the Buyer represents and warrants to Seller that: (a) Buyer is not in a significantly disparate bargaining position; (b) Buyer is represented by legal counsel in connection with the sale contemplated by this Agreement; and (c) Buyer is knowledgeable and experienced in the purchase, operation, ownership, refurbishing and sale of commercial real estate, and is fully able to evaluate the merits and risks of this transaction. As part of the provisions of this Section 7.D., but not as a limitation thereon, Buyer hereby agrees, represents and warrants that the matters released herein are not limited to matters which are known or disclosed. In this connection, to the extent permitted by law, Buyer hereby agrees, represents, and warrants that it realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to Losses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Seller from any such unknown Losses which might in any way be included in the waivers and matters released as set forth in this Section 7.C.

IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATIONS TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY BUYER SUBJECT TO THE FOREGOING. IT IS NOT CONTEMPLATED THAT THE PURCHASE PRICE WILL BE INCREASED IF COSTS TO BUYER ASSOCIATED WITH THE PROPERTY PROVE TO BE LESS THAN EXPECTED NOR WILL THE PURCHASE PRICE BE REDUCED IF THE BUYER’S PLAN FOR THE PROPERTY LEADS TO HIGHER COST PROJECTIONS.

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D. Improvements. Buyer may, at its sole cost and expense, make alterations, additions, or improvements to the 4th floor of the Property (“Improvements”) provided that (a) Buyer obtains Seller’s prior written consent to any material Improvements and (b) all work is performed in a good and workmanlike manner in compliance with all applicable laws. Buyer agrees to use Derek Leigh of ESa as the architect (the “Architect”) for such Improvements, agrees to follow all specifications that the Architect and Seller outline for the Improvements, and agrees that Buyer must obtain Seller’s written consent to proceed with any Improvements. During construction for any Improvements, Buyer agrees that all Improvements shall be the sole property of Seller upon installation and shall remain with the Property upon the purchase and Closing of the Property, unless Seller requires removal in writing at the time consent is given. Buyer shall not be entitled to any reimbursement, credit, or offset from Seller for the cost of any Improvements.

E. Notwithstanding anything herein to the contrary, all of the terms and provisions of this Section 7 shall survive the Closing or a termination of this Agreement.

Section 8. Escrow Agent. Seller and Buyer covenant and agree that in performing any of its duties under this Agreement, Escrow Agent shall not be liable for any loss, costs or damage which it may incur as a result of serving as escrow agent hereunder, except for any loss, costs or damage arising out of its willful default or gross negligence. Accordingly, Escrow Agent shall not incur any liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel given with respect to any questions relating to its escrow duties and responsibilities, or (ii) to any action taken or omitted to be taken in reliance upon any document, including any written notice of instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Agreement. In the event of a dispute between any of the parties hereto sufficient in the sole discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender unto the registry or custody of any court of competent jurisdiction all money or property in its hands held under the terms of this Agreement, together with such legal pleading as it deems appropriate, and thereupon Escrow Agent will be discharged from any claims relating to the right of ownership or possession by any party as to such interpleaded money or property. The Escrow Agent shall deposit the Deposit in an interest bearing account, subject to receipt from Buyer of a form W-9 for the purposes of investing said funds.

Section 9. Brokers.

A. Seller represents and warrants to Buyer that it has not dealt with any broker in connection with this Agreement or the transaction contemplated herby, other than Kadie Black. Buyer represent and warrant that they have not dealt with any broker in connection with this Agreement or the transaction contemplated hereby.

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B. Buyer agrees that if any claims should be made for commissions allegedly arising from the execution of this Agreement or any sale of the Property to Buyer by any broker by reason of any acts of Buyer, Buyer will protect, defend, indemnify and hold Seller harmless from and against any and all loss, liabilities and expenses in connection therewith. Seller agrees that if any claims should be made for commissions allegedly arising from the execution of this Agreement or any sale of the Property to Buyer by any broker by reason of any acts of Seller, Seller will protect, defend, indemnify and hold Buyer harmless from and against any and all loss, liabilities and expenses in connection therewith.

C. BUYER UNDERSTANDS AND ACKNOWLEDGES THAT SELLER HAS NOT MADE AND IS NOT MAKING ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION FOR THE PROPERTY OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE BY SELLER AS TO THE PROPERTY. SELLER SHALL NOT HAVE ANY LIABILITY TO BUYER, ANY REPRESENTATIVES OF BUYER, OR ANY OTHER PERSON, RESULTING FROM BUYER’S USE OF OR ACCESS TO THE INFORMATION FOR THE PROPERTY. IT IS FURTHER EXPRESSLY AGREED AND UNDERSTOOD THAT, WITH RESPECT TO ANY ENVIRONMENTAL REPORTS, ANY STRUCTURAL REPORTS, OR ANY OTHER TYPE OR KIND OF REPORT OR INFORMATION, IF ANY, PROVIDED BY SELLER, SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE TRUTH, ACCURACY OR COMPLETENESS OF SAME, AND BUYER AGREES THAT NEITHER IT NOR ITS REPRESENTATIVES SHALL BE ENTITLED TO RELY ON SUCH REPORTS OR ANY INFORMATION CONTAINED THEREIN.

D. Buyer agrees to indemnify, defend and hold harmless Seller, its Affiliates and their respective officers, directors, agents, employees, representatives, and Seller’s Authorized Agent (collectively, the “Indemnitees”) for any losses incurred by such Indemnitees including, without limitation, any attorneys’ fees and costs, with respect to any claim brought by Buyer and any of Buyer’s agents, brokers, or representatives which arises from this Agreement and/or the transactions contemplated herein. In the event that any claims are brought by any Indemnitee against Buyer, which arise from this Agreement and/or the conduct of any transaction contemplated herein, Buyer agrees to reimburse the Indemnitees for any losses incurred by such Indemnitees including, without limitation, any attorneys’ fees and costs, with respect to any such claims.

E. This Section 9 shall survive Closing.

Section 10. Notices.

A. Any notice required or permitted to be given hereunder by one party to the other shall be in writing and the same shall be given and shall be deemed to have been served and given when (i) delivered in person to the address set forth hereinbelow for the party to whom the notice is given, (ii) placed in the United States mail addressed to such party at the address hereinafter specified, (iii) deposited into the custody of FedEx Corporation to be sent by FedEx Overnight Delivery or other reputable overnight carrier for next day delivery, addressed to such party at the address hereinafter specified, or (iv) emailed at the email address set forth herein below for the party to whom notice is given, and such notice shall be deemed given and served upon transmission so long as no bounceback non-confirmation is received.

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B. The address of Seller for all purposes under this Agreement and for all notices hereunder shall be:

Gary Bowie

Email: bowiebeach@gmail.com

and

Attention: Rosemary Calcese 1811 Memorial Circle

Clarksville, Tennessee 37043

Telephone: 931.999.5868

Email: rosemary@calceselaw.com

with a copy to:

Kadie Black

E-mail: kadie@woodmontrealty.com

C. The address of Buyer for all purposes under this Agreement and for all notices hereunder shall be:

American Rebel Holdings, Inc.

Attention: ______________________

[Address]

[Email]

D. From time to time either party may designate another address within the 48 contiguous states of the United States of America for all purposes of this Agreement by giving the other party not less than five (5) days’ advance written notice of such change of address in accordance with the provisions hereof.

Section 11. Entire Agreement. This Agreement (including the exhibits hereto) contains the entire agreement between Seller and Buyer and fully supersedes all prior agreements and understandings between the parties. No oral statements or prior written matter not specifically incorporated herein shall be of any force and effect. No variation, modification, or changes hereof shall be binding on either party hereto unless set forth in a document executed by such parties or a duly authorized agent, officer or representative thereof.

Section 12. Representations.

A. Seller hereby warrants and represents to Buyer that this Agreement and all documents to be executed and delivered by Seller at Closing are and at the Closing will be duly authorized, executed, and delivered, and are and at the Closing will be legal, valid, and binding obligations of Seller, and do not and at the Closing will not violate any provisions of any agreement to which Seller is a party or to which Seller is subject.

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B. Seller makes the following representations and warranties to Buyer (“Seller’s Representations”), which representations and warranties shall be deemed to be repeated by Seller as of the Closing Date:

1. To Seller’s current actual knowledge, there are no parties in possession of any portion of the Real Property except for the Tenant pursuant to the Lease.

2. Seller has full power to enter into and perform this Agreement and perform its obligations hereunder.

3. Seller has been duly organized and is validly existing and in good standing. The execution, delivery and performance of this Agreement by Seller has been duly and validly authorized by all necessary action and proceedings and no further action or authorization is necessary on the part of Seller in order to consummate the transaction contemplated herein.

4. Seller has full right, power and authority to own the Property, to execute and deliver this Agreement, to consummate the transactions, to comply with and fulfill the terms and conditions hereof and to sell the Property to Buyer.

5. To Seller’s knowledge, there is no pending or threatened litigation, legal action or condemnation action against the Real Property or against Seller with respect to the Real Property as of the Effective Date.

6. Seller has no knowledge of any currently effective rights of first refusal, rights of first offer, purchase rights or any right of any third party to acquire all or any part of the Property.

7. No action or proceeding has been commenced by or against Seller under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors.

8. Seller is in compliance with any and all applicable provisions of the Patriot Act (as defined herein).

9. Neither Seller nor any of its Affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents (collectively, a “Seller Party”) is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

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10. Neither Seller nor any Seller Party, nor any party providing funds to Seller: (a) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws (as hereinafter defined); (b) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (c) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws. The term “Anti-Money Laundering Laws” shall mean laws, regulations and sanctions, state and federal, criminal and civil, that: (w) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (i) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (ii) require identification and documentation of the parties with whom a Financial Institution conducts business; or (iii) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et. Seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. Seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. Seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

As used in this Agreement, the words “Seller’s current actual knowledge” (or any other words regarding the knowledge or awareness of Seller) mean and refer to the current actual knowledge of Seller, without any due diligence, inquiry or investigation of any kind or duty of inquiry or investigation by him and does not include any constructive, imputed or implied knowledge.

If, prior to Closing, Buyer shall obtain knowledge of any information that is contradictory to, and would constitute the basis of a breach of, any representation or warranty or failure to satisfy any condition to Buyer’s obligation to close then Buyer acknowledges that once Closing occurs, such representation, warranty or condition will not be deemed breached and Buyer shall not be entitled to bring any action after the Closing Date based on such representation, warranty or condition.

By executing and delivering the documents listed in Section 5, Seller shall be deemed to have made all of the foregoing representations and warranties as of Closing. Should any of the foregoing representations and warranties be found to be incorrect in any material respect prior to Closing, Seller may cure same by Closing Date. If Seller is unable or otherwise does not cure same by Closing, Buyer shall be entitled either to (i) waive same and close this transaction in accordance with the terms of this Agreement without adjustment of the Purchase Price by reason of such breach, or (ii) terminate this Agreement by written notice to Seller. In the event Buyer elects to terminate this Agreement pursuant to the foregoing sentence, the Escrow Agent shall release the Deposit to Seller and neither party to this Agreement shall thereafter have any further rights or obligations hereunder, except the Surviving Obligations.

C. Buyer makes the following representations and warranties to Seller (“Buyer’s Representations”), which representations and warranties shall be deemed to be repeated by Buyer as of the Closing Date:

1. This Agreement is, and all documents to be executed and delivered by Buyer at the Closing are or at the Closing will be, (a) duly authorized, executed, and delivered, and (b) the legal, valid, and binding obligations of Buyer, and do not and at the Closing will not violate any provisions of any agreement to which Buyer is a party or to which Buyer is subject.

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2. Buyer has full right, power and authority to execute and deliver this Agreement, to consummate the transactions contemplated herein, to comply with and fulfill the terms and conditions hereof and to purchase the Property from Seller, and no further action or authorization is necessary on the part of Buyer in order to consummate the transaction contemplated herein. The individual signing this Agreement and all other documents executed or to be executed pursuant hereto on behalf of Buyer is and shall be duly authorized to sign the same on Buyer’s behalf and to bind Buyer thereto. The execution and delivery by Buyer of this Agreement and the other documents executed or to be executed by it pursuant hereto, and the consummation by Buyer of the transactions contemplated hereby and thereby do not and will not,

(a) result in any violation of any provision of the organizational documents of Buyer, or (b) result in any material violation of any law, judgment, injunction, order or decree applicable to Buyer or the Real Property, which, in the case of the Real Property only, was caused by Buyer or any of Buyer’s Representatives. This Agreement and all documents to be executed pursuant hereto by Buyer are and shall be binding upon and enforceable against Buyer in accordance with their respective terms, subject, as to enforcement, to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect affecting creditors’ rights generally, and (ii) general principles of equity.

3. Buyer is a Nevada corporation, has been duly organized, and is validly existing and in good standing in the State of Nevada.

4. Buyer (or Buyer’s Representatives) will have fully examined and inspected the Property prior to the Closing, and Buyer will know and be satisfied with all conditions of the Property.

5. Buyer has sufficient funds, and/or binding or non-binding commitments from third parties to provide such funds, to enable Buyer to pay the Purchase Price and all fees and expenses necessary or related to the consummation of the transactions contemplated by this Agreement.

6. Buyer owns the entire Deposit free and clear of any and all pledges, mortgages, liens, security interests, charges, encumbrances, or other restrictions or potentially adverse claims of any kind or nature (collectively, “Liens”), except for the rights of Seller set forth in this Agreement. Buyer has not sold, assigned, pledged or transferred or given any other Person any right of any nature whatsoever in and to the Deposit or any part thereof, except for the rights of Seller, or rights of Buyer to assign this Agreement, and with it ownership of the Deposit, set forth in this Agreement. “Person” means individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity. As of the date the Deposit is delivered to Seller in accordance with Section 2.C., such portion of the Deposit shall be owned by Seller free and clear of any and all Liens except for (i) Liens imposed or created by, or relating to, Seller or its Affiliates, and (ii) Buyer’s right to obtain a return of the Deposit in certain circumstances pursuant to the provisions of this Agreement. “Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first-mentioned Person.

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7. There is no litigation against Buyer, pending or, to Buyer’s knowledge, threatened in writing, that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement. Further, there is no litigation against Buyer, pending or, to Buyer’s knowledge, threatened in writing, that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of Seller to exercise any of its remedies hereunder, including Seller’s retention and receipt of the Deposit.

8. No action or proceeding has been commenced by or against Buyer under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors.

9. Neither Buyer nor any of its Affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents (collectively, a “Buyer Party”) is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

10. Neither Buyer nor any Buyer Party, nor any party providing funds to Buyer: (a) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws (as hereinafter defined); (b) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (c) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws. The term “Anti-Money Laundering Laws” shall mean laws, regulations and sanctions, state and federal, criminal and civil, that: (w) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (i) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (ii) require identification and documentation of the parties with whom a Financial Institution conducts business; or (iii) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et. Seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. Seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. Seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

11. Buyer is in compliance with any and all applicable provisions of the Patriot Act.

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12. BUYER HAS INDEPENDENTLY AND PERSONALLY INSPECTED THE PROPERTY, AND BUYER HAS ENTERED INTO THIS AGREEMENT BASED UPON ITS RIGHTS TO HAVE MADE, AND HAVING MADE, SUCH PERSONAL EXAMINATION AND INSPECTION. SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, BUYER AGREES THAT BUYER WILL ACCEPT THE PROPERTY AT CLOSING IN ITS THEN EXISTING CONDITION AS-IS AND WITH ALL ITS FAULTS, WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY FAULTS AND CONDITIONS SPECIFICALLY REFERENCED IN THIS AGREEMENT. EXCEPT FOR ANY EXPRESS REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN THIS AGREEMENT OR IN ANY DOCUMENT REQUIRED TO BE DELIVERED BY SELLER TO BUYER HEREUNDER OR AT CLOSING, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF, BUYER ACKNOWLEDGES AND AGREES THAT NO SELLER PERSON HAS MADE, AND ALL SELLER PERSONS DO NOT MAKE AND SPECIFICALLY NEGATE AND DISCLAIM, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO:

a. THE VALUE OF THE PROPERTY;

b. THE INCOME TO BE DERIVED FROM THE PROPERTY;

c. THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, INCLUDING ANY FURTHER DEVELOPMENT OF THE PROPERTY;

d. THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY;

e. THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY;

f. THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING THE WATER, SOIL AND GEOLOGY, INCLUDING THE SOIL COMPACTION AND ANY GRADING OF THE PROPERTY;

g. THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL OR QUASI-GOVERNMENTAL AUTHORITY, AGENCY OR BODY;

h. THE MANNER, CONDITION OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY OR RELATED TO IT;

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i. COMPLIANCE WITH ANY FEDERAL, STATE OR LOCAL ENVIRONMENTAL LAW, ENVIRONMENTAL PROTECTION, POLLUTION, HEALTH AND SAFETY, OR LAND USE LAWS, RULES, REGULATIONS, DECREES, ORDERS OR REQUIREMENTS, INCLUDING, BUT NOT LIMITED TO, THE ENDANGERED SPECIES ACT, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990 OR ANY OTHER LAW, RULE OR REGULATION GOVERNING ACCESS BY DISABLED PERSONS, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL RESOURCE CONSERVATION AND RECOVERY ACT, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE RESOURCES CONSERVATION AND RECOVERY ACT OF 1976, THE CLEAN WATER ACT, THE CLEAN AIR ACT, THE SAFE DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE TOXIC SUBSTANCE CONTROL ACT, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING AND STATE OR LOCAL COUNTERPARTS TO SUCH;

j. THE PRESENCE OR ABSENCE OR FORMER PRESENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, ABOUT, ADJACENT TO, OR MIGRATING TO OR FROM THE REAL PROPERTY;

k. THE CONTENT, COMPLETENESS OR ACCURACY OF ANY INFORMATIONAL PACKAGE, DUE DILIGENCE MATERIALS, COST TO COMPLETE ESTIMATE, OR OTHER MATERIALS PROVIDED BY SELLER, IF ANY;

l. THE CONFORMITY OF THE IMPROVEMENTS, IF ANY, TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY, INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO BUYER;

m. THE CONFORMITY OF THE PROPERTY TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS;

n. DEFICIENCY OF ANY UNDERSHORING;

o. DEFICIENCY OF ANY DRAINAGE;

p. THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY;

q. THE AVAILABILITY OF ANY FORM OF UTILITIES OR SERVICES TO THE PROPERTY, INCLUDING WATER, ELECTRICITY, STORM DRAINS, SEWERS, OR ANY OTHERS;

r. COMPLIANCE WITH ANY PRESENT OR FUTURE LAWS, RULES OR REGULATIONS CONCERNING AIR QUALITY OR GLOBAL WARMING OR SIMILAR ENVIRONMENTAL CONDITIONS WHETHER DIRECTLY OR INDIRECTLY RELATED TO THE PROPERTY; OR

s. WITH RESPECT TO ANY OTHER MATTER CONCERNING THE PROPERTY, INCLUDING ANY AND ALL SUCH MATTERS REFERENCED, DISCUSSED OR DISCLOSED IN ANY DOCUMENTS DELIVERED BY SELLER TO BUYER, IN ANY PUBLIC RECORDS OF ANY GOVERNMENTAL AGENCY OR ENTITY OR UTILITY COMPANY, OR IN ANY OTHER DOCUMENTS AVAILABLE TO BUYER.

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13. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND REVIEW INFORMATION AND DOCUMENTATION AFFECTING THE PROPERTY, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND REVIEW OF SUCH INFORMATION AND DOCUMENTATION, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER (OTHER THAN ANY EXPRESS REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN THIS AGREEMENT OR IN ANY DOCUMENT REQUIRED TO BE DELIVERED BY SELLER TO BUYER HEREUNDER OR AT CLOSING). BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION MADE AVAILABLE TO BUYER OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT NO SELLER PERSON HAS MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION (OTHER THAN ANY EXPRESS REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN THIS AGREEMENT OR IN ANY DOCUMENT REQUIRED TO BE DELIVERED BY SELLER TO BUYER HEREUNDER OR AT CLOSING). BUYER AGREES TO FULLY AND IRREVOCABLY RELEASE ALL SUCH SOURCES OF INFORMATION AND PREPARERS OF INFORMATION AND DOCUMENTATION FROM ANY AND ALL CLAIMS THAT BUYER MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST SUCH SOURCES AND PREPARERS OF INFORMATION FOR ANY COST, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM SUCH INFORMATION OR DOCUMENTATION. EXCEPT FOR ANY EXPRESS REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN THIS AGREEMENT OR IN ANY DOCUMENT REQUIRED TO BE DELIVERED BY SELLER HEREUNDER AT CLOSING, BUYER ACKNOWLEDGES AND AGREES THAT (I) NO SELLER PERSON IS LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY PERSON WHATSOEVER AND (II) TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE AT CLOSING IN ITS THEN-EXISTING “AS-IS” CONDITION AND BASIS WITH ALL FAULTS, AND THAT NO SELLER PERSON HAS ANY OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS THERETO FROM ITS EXISTING CONDITION.

Section 13. Seller’s Covenants. Seller covenants and agrees with Buyer that between the Effective Date and the Closing Date:

A. As soon as reasonably possible after Seller’s receipt of written notice from any governmental authority of the institution of any proceedings for the condemnation of the Real Property, or any portion thereof, or any other proceedings arising out of injury or damage to the Real Property, or any portion thereof, Seller will notify Buyer of the pendency of such proceedings.

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B. Buyer expressly acknowledges and agrees that Seller has no obligations with respect to the Property that survive Closing except as specifically set forth herein. The provisions of this Section 13.B. shall survive Closing.

C. Seller shall continue to operate and maintain the Property in substantially the same manner as prior hereto pursuant to Seller’s normal course of business, subject to (i) reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller, and (ii) any limitations imposed upon the Property and/or Seller by applicable Laws.

D. Seller, during the term of this Agreement, retains the power to enter into any new contract or lease, terminate prior leases, apply security deposits under the Lease or enter into any modifications, extensions, amendments, renewals or written waivers of any material rights or terminations of existing contract. Seller shall not, during the term of this Agreement, grant any material approvals without the prior written consent of Buyer, which consent may be granted or withheld in Buyer’s sole discretion; provided the foregoing shall not restrict the unilateral right of the Tenant to take an action under its Lease that does not require Seller’s consent.

E. Seller is not obligated to keep in force and effect any insurance policies, including but not limited to fire and casualty, currently carried by Seller with respect to the Property or policies providing similar coverage after the Due Diligence Period.

F. Seller shall promptly notify Buyer following receipt of (i) any written notices of default or other material notices that Seller delivers or receives under the Lease after the Effective Date, (ii) any written notices of violations of any Law that Seller receives from any governmental authority after the Effective Date, including but not limited to environmental laws, and (iii) any written notice regarding all actions, suits or other proceedings affecting the Property, or the use, possession or occupancy thereof, including any notice of a zoning change affecting the Property.

G. Seller shall not create any liens, easements, encumbrances or other clouds on the title to the Property after the Effective Date (the “Title Imperfections”), unless the creation is pursuant to Section 13.D. If Seller creates any Title Imperfections after the Effective Date in violation hereof, Seller shall promptly remove them prior to the Closing Date.

Section 14. Assigns. Any assignment shall require the prior written consent of Seller, which may be granted or denied in Seller’s sole and absolute discretion. An assignment or transfer of this Agreement shall not relieve the Buyer named herein of any of Buyer’s obligations under this Agreement (whether the same accrued prior to the date of such assignment or accrues on or after such date). The preceding sentence shall survive Closing.

Section 15. Time of the Essence. Time is of the essence of this Agreement.

Section 16. Exclusivity Period. From the execution of this Agreement to September 15, 2025, Seller agrees not to accept or solicit any offers for the purchase of the Property from any third parties without Purchaser prior written consent.

Section 17. Destruction, Damage, or Taking Prior to Closing. If, after the Effective Date, the Property or any portion thereof is damaged or destroyed by fire or other casualty or by a partial taking under the provisions of eminent domain prior to the Closing and the Property is not substantially restored by the Closing Date:

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A. If the value of the casualty or taking does not exceed Fifteen Million Dollars ($15,000,000.00), Seller shall assign to Buyer at Closing all of Seller’s Property condemnation or insurance proceeds, and Buyer shall close this transaction as provided herein.

B. If the value of the casualty or taking exceeds Fifteen Million Dollars ($15,000,000.00), Buyer shall have the option of: (i) closing this transaction as provided herein, except that Seller shall assign to Buyer at Closing all of Seller’s Property condemnation or insurance proceeds; or (ii) terminating this Agreement, in which event this Agreement shall be deemed null and void and the parties hereto shall have no further obligations to or recourse against each other either under this Agreement or otherwise, except the Surviving Obligations, and the Deposit, together with any accrued interest thereon, shall be released to Seller.

Section 18. Risk of loss in connection with any casualty up to and including the Closing Date shall be borne by Seller. Risk of loss in connection with any casualty after the Closing Date shall be borne solely by the Buyer and there shall be no Agreement termination right in favor of Buyer in connection therewith. Termination, Default and Remedies.

A. If Buyer fails or refuses to consummate the purchase of the Property pursuant to this Agreement at the Closing for any reason other than the termination of this Agreement by Buyer pursuant to a right so to terminate expressly set forth in this Agreement, then Seller, as Seller’s sole and exclusive remedy, shall have the right to terminate this Agreement by giving written notice thereof to Buyer at the Closing, whereupon neither party hereto shall have any further rights or obligations hereunder except the Surviving Obligations, and the Escrow Agent shall deliver the Deposit to Seller as liquidated damages, free of any claims by Buyer or any other person with respect thereto. It is agreed that the Deposit to which Seller is entitled under a termination above is a reasonable forecast of just compensation for the harm that would be caused by Buyer’s breach, and that the harm that would be caused by such breach is one that is incapable or very difficult of accurate estimation.

B. If Seller fails or refuses to consummate the sale of the Property pursuant to this Agreement at the Closing or following two (2) business days written notice from Buyer, fails to perform any of Seller’s other obligations hereunder either prior to or at the Closing, then Buyer, as Buyer’s SOLE AND EXCLUSIVE remedy, shall be to either: (a) waive such failure and proceed to Closing in accordance with the terms and provisions hereof, (b) terminate this Agreement by giving written notice thereof to Seller prior to or at the Closing whereupon neither party hereto shall have any further rights or obligations hereunder, except the Surviving Obligations, and the Escrow Agent shall return the Deposit to Buyer if the termination occurs within thirty (30) days of the Effective Date, free of any claims by Seller or any other person with respect thereto or (c) specifically enforce Seller’s obligation to transfer the Property (it being acknowledged that the remedy of specific performance shall not be applicable to any other covenant or agreement of Seller contained herein); provided that any action by Buyer for specific performance must be filed, if at all, within forty-five (45) days of Seller’s breach or default, and the failure to file within such period shall constitute a waiver by Buyer of such right and remedy. If Buyer shall not have filed an action for specific performance within the aforementioned time period or so notified Seller of its election to terminate this Agreement, Buyer shall be deemed for all purposes of this Agreement to have elected to terminate this Agreement in accordance with clause (b) above. Notwithstanding the foregoing or anything to the contrary in this Agreement, Buyer hereby waives any right to file any lis pendens, notice of pendency of action or other similar notice or form of attachment against the Property except in the case of an action for specific performance under (c) above.

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C. In the event either Seller or Buyer becomes entitled to the Deposit upon cancellation or termination of this Agreement in accordance with its terms, such party shall deliver notice to the Escrow Agent and the other party simultaneously with such termination notice. In the event the other party objects to such disbursement of the Deposit, such party shall have five (5) business days to give the terminating party and the Escrow Agent written notice of its objection to disbursement of the Deposit. In the event of such dispute, each party hereto shall bear its own respective costs, expenses, and attorneys’ fees.

D. Notwithstanding anything herein to the contrary, in no event shall either Buyer or Seller be liable for any consequential, special, speculative, exemplary or punitive damages under this Agreement.

Section 19. Terminology. The captions beside the section numbers of this Agreement are for reference only and shall not modify or affect this Agreement in any manner whatsoever. Wherever required by the context, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular.

Section 20. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPALS DISPUTES SHALL BE RESOLVED IN THE COURTS LOCATED IN DAVIDSON COUNTY, TENNESSEE.

Section 21. Performance of Contract. The obligations under the terms of this Agreement are performable in Davidson County, Tennessee, and any and all payments under the terms of this Agreement are to be made in Davidson County, Tennessee.

Section 22. Venue. The parties hereto hereby consent that venue of any action brought under this Agreement shall be in the appropriate court sitting in Davidson County, Tennessee.

Section 23. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

Section 24. Rule of Construction. The parties acknowledge that each party and its counsel has reviewed and revised this Agreement, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

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Section 25. Business Days. References to “business days” herein shall mean any day except Saturday, Sunday or day on which commercial banks located in New York, New York, are authorized or required by law to be closed for business. If the Closing Date or the day for performance of any act required under this Agreement falls on day which is not a business day, then the Closing Date or the day for such performance, as the case may be, shall be the next following regular business day.

Section 26. Counterparts. This Agreement may be executed in multiple counterparts and via facsimile and/or PDF signature, each of which shall, for all purposes, be deemed an original, but which together shall constitute one and the same instrument.

Section 27. Waiver. The waiver by any party of a breach of any provision of this Agreement shall not be deemed a continuing waiver or a waiver of any subsequent breach whether of the same or another provision of this Agreement.

Section 28. No Joint Venture. Buyer acknowledges and agrees that Seller is not a venture, co-venturer, insurer, guarantor or partner of Buyer in Buyer’s development of, construction upon or resale of the Property, and that Seller shall bear no liability whatsoever resulting from or arising out of Buyer’s ownership, development of, construction upon and/or sale of the Property. The provisions of this Section 28 shall survive Closing.

Section 29. Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

Section 30. Exhibits. The Exhibits that are referenced in and attached to this Agreement are incorporated in, and made a part of, this Agreement for all purposes.

Section 31. Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, Buyer shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Buyer with respect to the Property.

Section 32. No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Buyer only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

Section 33. No Memorandum. Buyer will not record either this Agreement, any memorandum hereof, or any affidavit pertaining hereto. Any such recordation by Buyer will constitute a default hereunder by Buyer. In addition to any other remedies of Seller, Buyer will be obligated to execute an instrument in recordable form releasing this Agreement or memorandum or affidavit. Buyer’s obligations pursuant to this Section 33 will survive any termination of this Agreement.

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Section 34. Confidentiality. Except as may be required by law, without the prior written consent of the other party, which shall not be unreasonably withheld or delayed, neither party hereto nor its agents, brokers or employees shall: (i) disclose to any third party (other than its agents, attorneys and financing parties in connection with this transaction) the terms of this Agreement (including, without limitation, the Purchase Price), or (ii) issue any press release or other media publicity of any kind with respect to this Agreement or the transactions contemplated hereby. Each party hereto shall be responsible for any breach of the foregoing prohibitions by its agents or brokers. Furthermore, notwithstanding any terms or conditions in this Agreement to the contrary, no conditions of confidentiality within the meaning of IRC §6111(d) or the Treasury Regulations promulgated under IRC Sec. 6011 are intended, and the parties hereto are expressly authorized to disclose every U.S. federal income tax aspect of any transaction covered by this Agreement with any and all persons, without limitation of any kind. The provisions of this Section 34 shall survive a termination, for any reason, of this Agreement, other than due to the consummation of the Closing. If the Closing is consummated, then there shall be no further duty on the part of the parties, or their agents and/or brokers, to abide by the confidentiality obligations described in this Section 34.

Section 35. Limited Liability. The liability of Seller, its agents, representatives or employees arising by virtue of this Agreement shall be limited to the interest of Seller in the Property and no recourse shall be had to any other assets of Seller, its agents, representatives or employees.

Section 36. Section 1031 Exchange. If Seller notifies Buyer within twenty (20) days prior to Closing that it desires to use a “qualified intermediary” (as defined in Treasury Regulation §1.1031(k)-1(g)(4)), an exchange accommodation title holder (as defined in Revenue Procedure 2000-37), or a similar entity or arrangement engaged by Seller to effectuate a deferred like-kind exchange under Section 1031 of the Code (a “Section 1031 Exchange”), Buyer shall reasonably cooperate with Seller to facilitate such Section 1031 Exchange; provided, however, that (i) Seller shall pay all costs associated with such Section 1031 Exchange (including reimbursing Buyer for any costs that it incurs in connection therewith) and (ii) such Section 1031 Exchange shall not unreasonably delay the Closing (and in no event shall the Closing Date be extended solely to accommodate such Section 1031 Exchange).

Section 37. WAIVER OF JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH OR RELATED HERETO, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS TRANSACTION.

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Section 38. WAIVER OF RIGHT TO RECORD LIS PENDENS. AS PARTIAL CONSIDERATION FOR SELLER ENTERING INTO THIS AGREEMENT ABOVE, BUYER EXPRESSLY WAIVES ANY RIGHT TO RECORD OR FILE THIS AGREEMENT OR ANY NOTICE OF IT, OR ANY LIS PENDENS OR NOTICE OF PENDENCY OF ACTION OR SIMILAR NOTICE AGAINST ALL OR ANY PORTION OF THE PROPERTY IN CONNECTION WITH ANY ALLEGED DEFAULT BY SELLER HEREUNDER. IN THE EVENT OF SUCH RECORDING OR FILING, THIS AGREEMENT SHALL BE NULL AND VOID AND THE ESCROW AGENT SHALL PAY THE DEPOSIT TO SELLER. BUYER AND SELLER HEREBY EVIDENCE THEIR SPECIFIC AGREEMENT TO THE TERMS OF THIS WAIVER BY PLACING THEIR INITIALS IN THE PLACE PROVIDED HEREINAFTER. THE PROVISIONS OF THIS SECTION 38 SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

Buyer’s Initials	Seller’s Initials

Section 39. IRS REPORTING. For the purpose of complying with any information reporting requirements or other rules and regulations of the IRS that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement, including, but not limited to, any requirements set forth in proposed Income Tax Regulation Section 1.6045-4 and any final or successor version thereof (collectively, the “IRS Reporting Requirements”), Seller and Buyer hereby designate and appoint the Escrow Agent to act as the “Reporting Person” (as that term is defined in the IRS Reporting Requirements) to be responsible for complying with any IRS Reporting Requirements. The Escrow Agent hereby acknowledges and accepts such designation and appointment and agrees to fully comply with any IRS Reporting Requirements that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement. Without limiting the responsibility and obligations of the Escrow Agent as the Reporting Person, Seller and Buyer hereby agree to comply with any provisions of the IRS Reporting Requirements that are not identified therein as the responsibility of the Reporting Person.

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IN WITNESS WHEREOF, this Agreement is hereby executed as of the Effective Date.

BUYER:

Date: [8/19/2025], 2025

American Rebel Holdings Inc., a Nevada corporation

By:	/s/ Andy Ross
Name:	Andy Ross
Title:	CEO

SELLER:

Date: [August 19] , 2025	218 LLC, a Tennessee limited liability company

	By:	/s/ Gary Bowie
	Name:	Gary Bowie
	Title:	Owner

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EXHIBIT “A”

LEGAL DESCRIPTIONS

UNIT 100

Land in Davidson County, Tennessee, being a part of Lot No. 26 on the Plan of the Original Town of Nashville, not of record, described as follows:

Beginning at the southeast corner of Third Avenue North and Bank Alley; thence with the easterly margin of Third Avenue North, southwardly 39.4 feet, more or less, to the northwest corner of the property conveyed to C. M. Hunt, Trustee, by deed from Oscar F. Noel, et.al, Trustee, of record in Book 700, page 214, Register’s Office for said County; thence with said Hunt’s northerly line “eastwardly 108’ 3”, more or less, to the westerly margin of an alley, thence with said alley northwardly 39.4 feet, more or less, to the southerly margin of Bank Alley; thence with the southerly margin of Bank Alley, westerly 108’ 3”, more or less, to the beginning.

Being the same property conveyed to Garner Investments, LLC, a Tennessee limited liability company by Quit Claim Deed dated 12/14/2007 from Riverbirch Nashville LLC of record in Instrument 200712170144350, Register’s Office for Davidson County, Tennessee.

UNIT 200

Land in Davidson County, Tennessee, being a part of Lot No. 26 on the Plan of the Original Town of Nashville, not of record, described as follows:

Beginning at the southeast corner of Third Avenue North and Bank Alley; thence with the easterly margin of Third Avenue North, southwardly 39.4 feet, more or less, to the northwest corner of the property conveyed to C. M. Hunt, Trustee, by deed from Oscar F. Noel, et.al, Trustee, of record in Book 700, page 214, Register’s Office for said County; thence with said Hunt’s northerly line “eastwardly 108’ 3”, more or less, to the westerly margin of an alley, thence with said alley northwardly 39.4 feet, more or less, to the southerly margin of Bank Alley; thence with the southerly margin of Bank Alley, westerly 108’ 3”, more or less, to the beginning.

Being the same property conveyed to Garner Investments, LLC, a Tennessee limited liability company by Quit Claim Deed dated 12/14/2007 from Riverbirch Nashville LLC of record in Instrument 200712170144350, Register’s Office for Davidson County, Tennessee.

UNIT 300

Land in Davidson County, Tennessee, being a part of Lot No. 26 on the Plan of the Original Town of Nashville, not of record, described as follows:

Beginning at the southeast corner of Third Avenue North and Bank Alley; thence with the easterly margin of Third Avenue North, southwardly 39.4 feet, more or less, to the northwest corner of the property conveyed to C. M. Hunt, Trustee, by deed from Oscar F. Noel, et.al, Trustee, of record in Book 700, page 214, Register’s Office for said County; thence with said Hunt’s northerly line “eastwardly 108’ 3”, more or less, to the westerly margin of an alley, thence with said alley northwardly 39.4 feet, more or less, to the southerly margin of Bank Alley; thence with the southerly margin of Bank Alley, westerly 108’ 3”, more or less, to the beginning.

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Being the same property conveyed to Garner Investments, LLC, a Tennessee limited liability company by Quit Claim Deed dated 12/14/2007 from Riverbirch Nashville LLC of record in Instrument 200712170144350, Register’s Office for Davidson County, Tennessee.

UNIT 400

Being a certain commercial condominium apartment situated in Davidson County, Tennessee, being Unit No. 4, and the appurtenant interest in the combined common elements and combined storage of 218 Building Lofts, a Condominium, created under Title 66, Section 27-101, et seq., as amended, Tennessee Code Annotated, and as established under the Declaration of Condominium for 218 Building Lofts, a Condominium, of record in Instrument No. 20170307-0022583; as amended in Instrument No. 20190429-0039461, Register’s Office for Davidson County, Tennessee.

Said Unit and the appurtenant combined common elements and combined storage of 218 Building Lofts being also depicted on the site plan of 218 Building Lofts, a Condominium, attached as exhibit to the said Declaration of Condominium, as amended.

The easements, restrictive covenants, conditions and regulations imposed upon and relating to the units, property, co-owners and tenants of 218 Building Lofts, a Condominium provided in said Declaration of Condominium, as amended, together with the By-Laws appended thereto, the aforementioned site plan attached as exhibit to said Declaration of Condominium, as amended and the undivided percentage interest in the common elements and combined storage appurtenant to each Unit, and all easements, rights and interest in favor of other unit owners, and all sewer, water, electrical, telephone, and other utility easements now or hereafter established over, through or upon the land embracing the regime and buildings thereof, are incorporated herein by reference and made a part hereof the same as though copied herein for a more complete identification, description and placement of such Units. Together with space STOR #I, which is assigned as a Limited Common Element appurtenant to the above described Unit, as set forth and defined in the said Declaration of Condominium.

Being the same property conveyed to Hubert Worrell, Trustee of the Denali PAN Trust dated April 18, 2019 by Special Warranty Deed from 218 LLC, a Tennessee limited liability company, dated April 25, 2019, recorded April 29, 2019, of record in Instrument No. 20190429-0039463, Register’s Office for Davidson County, Tennessee.

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EXHIBIT “B”

SPECIAL WARRANTY DEED

ADDRESS NEW OWNER:	MAP/PARCEL	SEND TAX BILLS TO:
[Same as New Owner]
This instrument prepared by:

FOR AND IN CONSIDERATION of the sum of TEN and NO/100 DOLLARS ($10.00) cash in hand paid, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, ____________________________________, a __________________(the “Grantor”), has bargained and sold, and by these presents does hereby transfer and convey to ___________________, a ____________________________________(the “Grantee”), Grantee’s representatives, successors and assigns, certain land in Davidson County, State of Tennessee, being more particularly described in Exhibit A, which is attached hereto and incorporated herein by this reference (the “Property”).

This is improved property located at 218 3rd Avenue N, Nashville, Tennessee 37021.

TO HAVE AND TO HOLD the Property with all appurtenances, estate, title, and interest thereto belonging to the Grantee, Grantee’s successors and assigns, forever.

Grantor covenants with the Grantee that the Property is free from all encumbrances made or suffered by Grantor, except to the extent otherwise set forth herein.

Grantor covenants and binds itself and its successors and assigns, to warrant and forever defend the title to the Property to the Grantee, Grantee’s heirs, successors and assigns against the lawful claims of all persons whomsoever claiming by, through or under Grantor, except (i) claims arising under or by virtue of the Permitted Encumbrances, and (ii) Grantor makes no warranty as to the amount of acreage in the Property.

STATE OF_____________

COUNTY OF ___________

The actual consideration or value, whichever is greater, for this transfer is $225,000,000.

___________________________ ________

Affiant

Subscribed and sworn to before me this ____ day of _______________________, 202____.

__________________________________

Notary Public

My Commission Expires:_____________

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IN WITNESS WHEREOF, the Grantor has executed this Special Warranty Deed this _______ day of _________, 202 ___.

GRANTOR:

By:
Name:
Its:

STATE OF__________________________ )
COUNTY OF ________________________ )

Before me, the undersigned, a Notary Public in and for the State and County aforesaid, personally appeared _____________________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself/herself to be _____________________ the of ___________________, the within named bargainor, a _________________________, and that as such _____________________, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the ________________by himself/herself as such _________________________.

WITNESS my hand and seal at office in [CITY], [STATE], this the ___day of ______________________, 202 _____.

Notary Public
My commission expires: ______________

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EXHIBIT “C”

BILL OF SALE AND ASSIGNMENT

For TEN AND 00/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ________________________________, a _____________________    ________________ having an address at ________________________________(“Assignor”), has ASSIGNED, SOLD, CONVEYED and DELIVERED, and does hereby ASSIGN, SELL, CONVEY and DELIVER unto ___________________   _________________ having an address at_________________________________(“Assignee”), its successors and assigns, all of Assignor’s right, title and interest, if any, in and to the following:

1.	All of the fixtures placed or installed on or about the real property (the “Real Property”) being more particularly described in Exhibit A attached hereto and incorporated herein by reference.

This Bill of Sale and Assignment is made and accepted subject to all of the liens, easements, restrictions and other matters shown in any public records.

ASSIGNEE TAKES THE PROPERTY “AS IS” AND “WITH ALL FAULTS.” ASSIGNOR HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS AS TO THE PHYSICAL CONDITION, OPERATION OR ANY OTHER MATTER AFFECTING OR RELATED TO THE PROPERTY AND THIS BILL OF SALE AND ASSIGNMENT, EXCEPT AS HEREIN SPECIFICALLY SET FORTH OR REFERRED TO, AND ASSIGNEE HEREBY EXPRESSLY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE. ASSIGNOR EXPRESSLY DISCLAIMS AND ASSIGNEE ACKNOWLEDGES AND ACCEPTS THAT ASSIGNOR HAS DISCLAIMED TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY AND ALL REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, CONCERNING THE PROPERTY, INCLUDING, WITHOUT LIMITATION, (i) THE VALUE, CONDITION, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF THE PROPERTY, (ii) THE MANNER OR QUALITY OF THE CONSTRUCTION OF MATERIALS, IF ANY, INCORPORATED INTO ANY OF THE PROPERTY AND (iii) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY. ASSIGNOR IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN.

EXECUTED this ________day of _______________________, 20 _________.

WITNESS BY:

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a ___________________________________

 ________________________________________

 ________________________________________

STATE OF __________________________________    )

) ss.

COUNTY OF _____________________________    )

On this _____________day of ___________________________, 20 ______, personally appeared ______________________, _____________________________of ___________________________________ , signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed and the free act and deed of said corporation, before me.

Notary Public
My Commission Expires: Commissioner of the Superior Court

Assignee’s Address:

__________________________

__________________________

_________________

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APPENDIX

DEFINITIONS

“Buyer Securities” shall include duly issued, fully paid, and non-assessable shares of stock in American Rebel Holdings, Inc.

“Deed” shall mean the special warranty deed conveying to Buyer title to the Property.

“Tenant” (referred to in the singular whether one or more) shall mean any and all of those lawful occupants residing within the Real Property at or after the time of the Effective Date herein.

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